                                                                   Exhibit 4-B

                      SINGLE DENOMINATION STOCK CERTIFICATE

                              Description of Front
                              --------------------

"Common Stock" and "Not More Than 100,000 Shares."

"No. _____"

Graphic image featuring a globe with the Dana diamond logo, two seated figures, a stylized truck and stylized machinery.

"CUSIP  235811  10  6"

"DANA CORPORATION"

"This certificate is transferable in New York, N.Y. or in Toledo, Ohio."

"Incorporated under the laws of Virginia. See reverse for certain definitions."

"This certifies that _____ is the owner of _____ full paid and non-assessable shares, of the par value of one dollar ($1) each of the common stock of Dana Corporation (hereinafter referred to as the "Corporation"), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation, as amended, of the Corporation (a copy of which is on file at the office of the Corporation), to all of which the holder of this Certificate by acceptance hereof assents. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar."

"Witness the facsimile signatures of duly authorized officers of the Corporation. Dated _____. Martin J. Strobel [facsimile signature], Secretary. Southwood J. Morcott [facsimile signature], Chairman and Chief Executive Officer."

"Countersigned and Registered: _____ ["ChaseMellon Shareholder Services, L.L.C." or "National City Bank"], Transfer Agent and Registrar, By: _____ Authorized Signature."

                               Description of Back
                               -------------------

"Dana Corporation"

"The Corporation will furnish to any stockholder upon request to the office of the Corporation in Toledo, Ohio, and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and the variations in the relative rights and preferences between the shares of each series of any preferred or special class authorized to be issued in series, so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series of any preferred or special class."

"The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM - as tenants in common
         TEN ENT - as tenants by the entireties
         JT TEN - as joint tenants with right of survivorship and not as tenants in common
         UNIF GIFT MIN ACT - _____ (Cust) Custodian _____ (Minor) under Uniform Gifts to Minors Act _____ (State)

         Additional abbreviations may also be used though not in the above list."

"For value received, _____  hereby sell, assign and transfer unto

         Please insert social security or other taxpayer identifying number of assignee." [Block in which to insert number.]

 -----------------------------------------------------------------------------
 (Please print or typewrite name and address, including zip code, of assignee])

         _____ shares of the capital stock represented by the within Certificate and do hereby irrevocably constitute and appoint _____ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

         Dated _____."

         _____ NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever."

"This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Dana Corporation and Chemical Mellon Shareholder Services, L.L.C., dated as of April 25, 1996 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Dana Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights shall be evidenced by separate certificates and shall no longer be evidenced by this certificate. Dana Corporation shall mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) may become null and void."


                                     II-10